SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported) December 19, 2001
                                                        -----------------

                            Jaguar Investments, Inc.
                            ------------------------
               (Exact name of registrant as specified in Charter)



           Nevada                        0-25753                  87-0449667
----------------------------           -----------           -------------------
(State or other jurisdiction           (Commission              (IRS employer
      of incorporation)                 file no.)            identification no.)




30 Broad Street, 43rd Floor, New York, NY                               10004
-----------------------------------------                             ----------
(Address of Principal Executive Offices)                              (Zip Code)



        Registrant's telephone number, including area code (212) 269-2659
                                                           --------------


               7025 E. First Avenue, Suite 5, Scottsdale, AZ 85251
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Forward Looking Statements

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's financial statements and the related notes that appear elsewhere in this report and Registrant's quarterly report on Form 10-QSB for the three months ended September 30, 2001, as filed with the Securities and Exchange Commission (the "Commission").

Item 1.  Changes in Control of Registrant.

         Pursuant to an Agreement and Plan of Share Exchange, dated as of September 24, 2001, and as amended as of November 8, 2001 and November 9, 2001 (the "Exchange Agreement"), by and among Jaguar Investments, Inc., a Nevada corporation ("Jaguar"), Premier Sports Media and Entertainment Group, Inc., a New York corporation ("Premier"), and the shareholders of Premier (collectively, the "Shareholders"), Jaguar agreed to issue to the Shareholders an aggregate of 1,000,000 shares of Jaguar's common stock, par value $.001 per share (the "Jaguar Common Stock"), in exchange for all of the issued and outstanding shares of Premier's common stock, par value $.01 per share (the "Premier Common Stock"). The closing of the exchange (the "Closing") occurred on December 19, 2001 (the "Closing Date").

         At the Closing, the Shareholders were issued an aggregate of 1,000,000 shares of Premier Common Stock, which shares (after giving effect to such issuance) represented approximately 8% of the total then issued and outstanding shares of Jaguar Common Stock. Pursuant to the Exchange Agreement, on the Closing Date, Ian Rice, Jaguar's sole director and Chairman, resigned as Chairman and appointed Gregory Ricca as Chief Executive Office and a director of Jaguar, and, thereafter, Mr. Rice resigned as a director of Jaguar. Subject to and effective upon compliance with Rule 14f-1 under the Securities Exchange Act of 1934, it is expected that Mr. Ricca will appoint additional directors of Jaguar.

         Immediately following the Closing, Mr. Rice, the then owner of 10,000,000 shares of Jaguar Common Stock, entered into an agreement with R & M Capital Partners, Inc., a New York corporation wholly owned by Mr. Richard Milano, one of the Shareholders ("R & M"), pursuant to which Mr. Rice agreed to sell 9,000,000 of his shares of Jaguar Common Stock to R & M and/or certain permitted designees of R & M, for an aggregate consideration of $20,000. The sale was consummated on December 21, 2001, at which time Mr. Rice sold 9,000,000 of his shares of Jaguar Common Stock, of which 6,500,000 shares were acquired by R & M, 600,000 shares were acquired by Amerman Investments LLC ("Amerman"), 300,000 shares were acquired by Smoke Rise Investments LLC ("Smoke Rise"), 1,000,000 shares were acquired by G-P USW, Inc. ("G-P") and 600,000 shares were acquired by Alder Investments LLC ("Alder"). Simultaneously, Jaguar granted certain demand and "piggyback" registration rights to each of Amerman, Smoke Rise, G-P and Alder. As the 6,500,000 shares of Jaguar Common Stock acquired by R & M, represent approximately 52% of the total issued and outstanding capital stock of Jaguar, R & M is in control of Jaguar.

         The details of the transaction, including all information required by
Item 1 of this Current Report on Form 8-K (this "Report"), are set forth in "Item 2. Acquisition or Disposition of Assets" below, the contents of which are incorporated by reference herein.

Item 2.  Acquisition or Disposition of Assets.

Overview of the Transaction
---------------------------

         The information below is a summary description of the Exchange Agreement and is qualified in its entirety by reference to the Exchange Agreement and related documents that the Registrant has filed as exhibits to this Report.

         Pursuant to the Exchange Agreement, on the Closing Date Jaguar issued an aggregate of 1,000,000 shares of Jaguar Common Stock to the Shareholders and in exchange the Shareholders conveyed to Jaguar all of the issued and outstanding shares of Premier Common Stock, consisting of an aggregate of 388,889 shares. The ratio of 1,000,000 shares of Jaguar Common Stock for 388,889 shares of Premier Common Stock (the "Exchange Ratio") was determined arbitrarily by the parties to the Exchange Agreement, and the parties did not assign any value to the shares of Jaguar Common Stock or the shares of Premier Common Stock.

         In connection with the Exchange Agreement, the following transactions took place on or before the Closing Date:

         - Each holder of a warrant to purchase shares of Premier Common Stock executed a written agreement, pursuant to which such holder agreed that upon exercise of such warrant after the Closing the holder would be entitled to receive shares of Jaguar Common Stock in lieu of shares of Premier Common Stock determined on the basis of the Exchange Ratio.

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

         - Ian Rice resigned as Chairman of Jaguar and appointed Gregory Ricca as Chief Executive Officer and a director of Jaguar. Immediately following the Closing, Mr. Rice resigned as a director of Jaguar.

Description of Jaguar's Business
--------------------------------

         Jaguar was formed in Nevada on October 28, 1987. Since its inception, Jaguar has not engaged in an material business operations until the acquisition of 100% of the issued and outstanding shares of common stock of Premier Sports Media and Entertainment Group, Inc., a New York corporation ("Premier"). The acquisition of all the issued and outstanding shares of Premier's Common Stock was completed on December 19, 2001 by a share exchange (the "Share Exchange") whereby Jaguar acquired 388,889 shares of Premier's Common Stock in exchange for 1,000,000 of Jaguar's common stock, all of which are restricted regarding transferability. The shares of Jaguar's common stock issued to the shareholders of Premier represented approximately 8% of the total issued and outstanding shares of Jaguar common stock immediately after the Share Exchange. As a result of the Share Exchange, Jaguar now carries on business through its wholly-owned subsidiary Premier, which maintains its business office at 30 Broad Street, New York, NY 10004.

Description of Premier's Business
---------------------------------

Overview
--------

         Premier was incorporated as Premier Sports Media Group, Inc., a New York corporation, in September 2000. In January 2001, it changed its name to Premier Sports Media and Entertainment Group, Inc.

         Premier is a sports, media and entertainment company. Its mission is to expand (through the acquisition of related and/or complimentary companies) to create a diverse, sports, media and entertainment company. Premier expects its core business interests to include television programming, motion picture production, memorabilia, publishing, boxing promotion, event production and marketing. Premier's goal is to develop a cohesive business structure that can produce, finance, promote and bring to market packaged products that meet the growing consumer demand for sports, media and entertainment productions. Premier is relying upon the increasing popularity of sports and entertainment to accomplish these goals.

         In furtherance of Premier's corporate mission, in 2001 Premier acquired Explosion Promotions, Inc. ("Explosion") and CNB Sports and Entertainment, Inc. ("CNBE") as wholly owned subsidiaries, and formed Premier Publishing Group, Inc. ("PPG"). Explosion is engaged in the businesses of boxing promotion and television production. CNBE is an entertainment finance and property management company. PPG intends to create and distribute magazines that focus on and are edited by legendary sports and entertainment personalities.

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

Explosion Promotions, Inc.
--------------------------

History

         In April 2001, Premier acquired Explosion Promotions, Inc. ("Explosion") through a merger of Explosion with and into Premier's wholly owned subsidiary, Premier Boxing, Inc. ("PBI"). Upon completion of the merger, PBI changed its name to Explosion. As consideration for the merger, Premier issued an aggregate of 250,000 shares of its common stock to the shareholders of Explosion, and a promissory note in the principal amount of One Million Eight Hundred Seventy-Eight Thousand One hundred Eighty Five Dollars and Sixty Nine Cents ($1,878,185.69) to The D.A.R. Group, Inc., a creditor of Explosion. The promissory note is due and payable on or before March 31, 2002. In addition, Premier granted the shareholders of Explosion a right of first refusal with respect to any proposed sale, transfer or disposition of the shares or assets of Explosion.

Business

         Explosion is engaged in the businesses of boxing promotion and television production. During 2000 and early 2001, Explosion produced a boxing talk show known as Inside the Ring that was aired on the Madison Square Garden television cable network. Explosion is currently seeking a syndication partner to produce and distribute additional. Inside the Ring shows. Also during 200 and 2001, Explosion produced approximately 30 boxing matches that were aired on the ESPN 2 television cable network. Lastly, during late 1999 through early 2001, Explosion operated a boxing gym in Garden City, New York, that proved unprofitable and was closed. '

         Explosion's business plan is to build upon its record as a boxing promoter and producer of a boxing talk show and create a boxing-based multidimensional leisure-time company. Explosion intends to implement a marketing strategy to heighten and maintain awareness of Explosion and its boxers, with the belief that the Explosion name will be associated with the best that boxing has to offer.

         Explosion's business strategy includes the following:

     o Expanding the promotions business through the signing of new boxing talent. Explosion intends to continue to sign promotional contracts with young boxers who are just beginning their professional careers, such as it has done in the past with David Jackson (2000 Olympian), Mike Brittingham (who defeated Prince Naseem Hamed as an amateur), and Dorian Beaupierre, as well as with other talented, well-known boxers. In addition, Explosion hopes to continue to make matches for Eric Harding, a current light heavyweight contender, and to sign at least one "superstar" boxer per year for the next four years. Explosion hopes these boxers will help enhance other Explosion businesses. Some examples of this include having these boxers make appearances on Inside the Ring and at Explosion gyms, visiting Explosion-supported charities, and "chatting" with fans over the Internet.

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

     o Producing and distributing its own syndicated, televised live boxing events and its boxing talk show, Inside the Ring. Explosion has created a promotional/pilot video with TalentWorks, Inc., to assist Explosion and TalentWorks in syndicating its re-vamped boxing talk show, Inside the Ring, and developing a live boxing show series that Explosion hopes will become syndicated. TalentWorks is an independent production company that produced the "Tuesday Night Fights" boxing series for USA Networks from 1990 to 1995, and that serves as the remote production team for the new boxing series "ESPN2 Friday Night Fights" and the new "BattleBots" series for Comedy Central Networks. Explosion hopes to utilize its business relationship with TalentWorks to obtain directorial and filming services, including, producing Inside the Ring and the live boxing show, acquiring talent, selling advertising, and syndicating these shows to broadcast outlets. Explosion also hopes that the proposed series will allow it to build upon its successes in 2000 and 2001, when it produced successful boxing shows for ESPN, and to revamp its Inside the Ring show, which is a unique boxing talk show.

     o Building a new gym facility (i.e., Pug's Boxing Club). Explosion plans to utilize the knowledge and experience it gained from its operation of a gym in Garden City, New York, to open additional new facilities, and to attract amateur, professional and civilian boxers to exercise and train at Explosion's own facilities. Explosion also plans on building a new gym facility, Pug's Boxing Club, to be located in New York City, where recreational boxers, amateurs and professionals will be able to share a common training ground. In addition, Explosion hopes to launch a boxing health club designed to appeal to both boxers and others who want to include boxing, kickboxing or the martial arts into their workouts.

     o Opening a professional boxing training camp (Explosion Professional Training Camp). In addition, Explosion hopes to build upon its experience in boxing to build a professional boxing training camp. Explosion plans on marketing this camp to boxers, managers and promoters. Explosion plans to build this facility at a location that is within a one-hour drive of New York City.

     o Launching an Internet strategy. Explosion plans to establish an interactive Internet site that will allow it to distribute information (the website will include vital statistics about Explosion, CNBE and PPG, information about management, the fighters, upcoming events and more), support home pages and e-mail for boxers, and offer visitors access to sports entertainment content and limited shopping. Explosion expects that this website will enable interactive polling and voting during live events, promote upcoming boxing matches, Explosion television shows, and generate revenue from direct or auctioned sales of boxing memorabilia, t-shirts and other merchandise. In addition, Explosion intends to create revenue through advertising, sponsorship and hyperlinks to Explosion's strategic business partners, which may include boxing venues, casinos, bus operators, restaurants, sports bars and hotels.

     o Implementing a marketing plan for Explosion's not-for-profit efforts. Explosion intends to use its resources to implement charity-related marketing programs that are designed to associate the Explosion name and "brand" with significant donations to high profile charitable causes. Specifically, Explosion plans to assist deserving charities by using cause related marketing techniques to associate the Explosion name and the names of its boxers with deserving causes, and as a means to cross-promote particular events


         By signing new boxing talent and implementing a new promotions strategy, and adding new businesses in the areas of television, gym and training, and the Internet, Explosion hopes to vertically integrate its operations, maximize investments in its infrastructure, minimize marketplace risks, implement a coordinated marketing plan, and reap the financial rewards of diversification. As separate businesses, Explosion believes that each of its enterprises could produce significant revenue; however, as a whole, Explosion anticipates that it will greatly benefit from the synergy inherent in the diversified boxing-based enterprise.


CNB Sports and Entertainment, Inc.
----------------------------------

History

         In April 2001, Premier acquired CNB Sports and Entertainment, Inc. ("CNBE") through a merger of CNBE with and into Premier's wholly owned subsidiary, Premier Entertainment Group, Inc. ("PEG"). Upon completion of the merger, PEG changed its name to CNBE. As consideration for the merger, Premier issued ten percent (10%) of its common stock to Mr. John Halle, the former sole shareholder of PEG. In addition, Premier granted Mr. Halle the following rights:

     o Twenty-five percent (25%) of the net profits from all business and transactions originating from CNBE;
     o The right of first refusal with respect to any proposed sale, transfer or disposition of the shares or assets of CNBE;
     o Anti-dilution rights to protect his 10% interest in Premier which, as a result of the share exchange, will apply to Jaguar;
     o Premier to provide CNBE with a line of credit in an amount up to Eight Hundred Thousand Dollars ($800,000) to offset operating costs for the first six (6) months of CNBE's operation following the merger.

         In addition, Premier agreed to provide CNBE with a line of credit up to Four Million Dollars ($4,000,000) for the financing costs associated with certain ventures to be undertaken by CNBE.

Business

         CNBE is an entertainment finance and property management company. CNBE seeks to identify commercially viable entertainment properties (films, TV programs, special/single-day events and music), secure financing for such properties and drive execution to deliver innovative, break-through entertainment to audiences worldwide. CNBE anticipates its core services will include capital acquisition, project development and entertainment property management. Premier believes CNBE will provide it with the experience to finance and produce entertainment projects and contribute synergistically to the advancement of Premier's corporate properties and ventures.

         Premier believes that CNBE is capable of effectively competing in this evolving marketplace based upon the fact that CNBE has either entered into arrangements for, or is in the process of negotiating for an interest in, several entertainment properties, including:

     o The National Match Play Tournament. The National Match Play Tournament is a proposed golf tournament in which CNBE will be seeking to capitalize on the popularity of golf and on the recent emergence of reality based programming.

Premier hopes that CNBE will provide it with the ability to fully finance these proposed properties and bring them to market over the next twelve (12) to eighteen (18) months. Simultaneously with the development of the above properties, CNBE is also planning on pursuing the development of proposed other properties. In order to fund the early development stages of these other properties, CNBE plans to form, and seek to raise capital through, separate new entities.

         Film Finance
         ------------

         To display its film finance capabilities, CNBE hopes to partner with an A-list Hollywood producer in a joint venture to produce major motion pictures to be distributed over the next three (3) years.

         Other Projects
         --------------

         In addition to the projects described above, CNBE through a majority owned subsidiary, Film Realty Funding Company, LLC ("Film Realty"), has acquired approximately 210,000 square feet of property in Montreal (with an option to purchase an additional 200,00 square feet), upon which CNBE plans to build a film production studio. Film Realty acquired this property through the purchase of 90% of the outstanding common stock (with an option to purchase the additional 10%) of Partek, Inc., a Canadian corporation, which owned the property.

Premier Publishing Group, Inc.
------------------------------

History

         Premier Publishing Group, Inc. ("PPG") was formed in 2001 as a wholly owned subsidiary of Premier.

Business

         PPG's business model is the creation of magazines that focus on and are edited by legendary sports and entertainment personalities. Premier expects PPG to contribute to the penetration of Premier's target markets and deepen

Premier's presence in existing markets. PPG's initial plan includes contracting with well-recognized athletes and entertainers for a series of commemorative collector's edition issues ("Commemorative Edition"). PPG's intent is to develop publications that are filled with insightful content, minimal but effective advertising, lifestyle segments and spotlight interviews reflecting the athletes and entertainers contributions to their industries and humanity. PPG anticipates that this enhanced content, coupled with and effective marketing strategy, will establish these magazines as premium publications. PPG is expected to utilize the appeal of such well-known personalities to elevate the magazines to a status as timeless memorabilia collectibles.

         Premier expects that PPG will be able to enter into agreements with strategic partners in development, production, content, promotion and web-design that will allow PPG to produce and distribute high quality publications and compete successfully within the current marketplace. Premier believes that PPG's management has the experience in creating, producing and distributing publications, as well as, important related areas such as marketing and web design, to form these strategic alliances.

         Premier expects to use the expertise of PPG's management to establish a template that can be utilized to turnkey future projects focusing on sports professionals, entertainers and musicians. Premier's other properties, including Explosion and CNBE, also include managers and officers that have experience in media and publishing. Premier hopes that the collaborative knowledge base of its businesses and professionals create an intellectual property that, in and of itself, will be the focal point in the creation of this media enterprise.

         The subject of PPG's first of a series of Commemorative Editions is expected to be Muhammad Ali. Premier and Mr. Ali's legal representatives have agreed, subject to the execution of a definitive agreement within the next thirty (30) days, that Mr. Ali will be named as Editor-in-Chief of the project. The magazine will be a one-time Commemorative Edition provisionally entitled Muhammad Ali's The Greatest. The Commemorative Edition will be an oversized, soft cover publication offered for sale as a collectible. It will contain photographs and stories featuring the history of the heavyweight championship that will profile no less than ten former heavyweight champions. Special profiles and photographs will be devoted to Muhammad Ali himself, including a cover page photo of the boxing legend. Mr. Ali will identify his picks for the top ten fighters of all-time and the top ten bouts in boxing history. The terms include approval by Columbia Pictures to include tie-ins to the December 2001 release of the Columbia motion picture "ALI", starring Will Smith. No assurance can be given that a definitive agreement will be executed with Mr. Ali or, if executed, that it will contain the foregoing expected terms.

         Management
         ----------

         Gregory Ricca, (Chief Executive Officer and the sole Director of Jaguar). Since March 2001, Mr. Ricca has been a Vice- President at TDG Partners, Ltd., an investment banking consulting firm located in New York City. From December 1993 to January 2001, Mr. Ricca was employed in various capacities at LCP Capital Corp., a broker/dealer located in New York City. Originally employed as a registered representative at LCP's predecessor firm, First Hanover

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

Securities, Inc., Mr. Ricca was appointed as the Branch Office Manager of the firm's New Jersey Office in July of 1996. In late 1998, He became the firm's Director Of Compliance and reporting supervisor. In January of 2000, he became LCP's Chief Operating Officer. He holds various securities licenses including Series 7, 63 and 24.

         John Halle (President & Chief Executive Officer of CNBE). Mr. Halle has held the position of President and Chief Executive Officer at Premier since April 5, 2001. Mr. Halle has also been the founder, president and CEO of CNB Capital, Inc., an investment banking firm, since its inception in 1994. Mr. Halle has also held the position of Chief Executive Officer of CNBE since its inception in 1998. Mr. Halle attended the University of New Hampshire and participated in their business management program.



         Security Ownership of Certain Beneficial Owners and Management.
         ---------------------------------------------------------------

         The following table sets forth information available to Jaguar, as of December 21, 2001 with respect to the beneficial ownership of the outstanding shares of Jaguar's Common Stock by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) Jaguar's officers and directors; and (iii) Jaguar's officers and directors as a group:

Name and Address of Beneficial     Shares of Common Stock     Percentage (%) of
------------------------------     ----------------------     -----------------
Owner (1):                                 Owned:             Common Stock (2):
----------                                 ------             -----------------


R&M Capital Partners Inc.                 6,500,000                  52%
545 8th Avenue, Suite 401
New York NY 10018

Richard Milano (3)                          125,000                   1%
39 Berglund Avenue
Staten Island, NY 10314

Ian Rice                                  1,000,000                   8%
7025 E. First Avenue, Suite 5
Scottsdale, AZ 85251
G-P USW, Inc.                             1,000,000                   8%

(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (1) to Item 403 (b) of Regulation S-B of the Securities Exchange Act.
(2)      Percentages are approximate.
(3) In addition to his individual shares, Richard Milano has the exclusive right to vote all the shares of R&M Capital Partners, Inc., thus giving Mr. Milano the right to vote an excess of 53% of the shares in Jaguar.

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

Risk Factors
------------

         Prospective investors should carefully consider the following risks, in addition to the other information contained in this Report, concerning Jaguar and the business of Premier, before making any investment in Jaguar's securities.

Premier Is A New Venture With A Limited Operating History

         Premier was organized in September 2000. Due to its limited operating history, Premier's ability to operate successfully is materially uncertain and its operations and prospects are subject to all risks inherent in a developing business enterprise. Premier's limited operating history makes it difficult to evaluate its proprietary business, as well as the likelihood of regulatory approval, commercial viability, and market acceptance of its potential products. Premier's potential success must be evaluated in light of the problems, expenses and difficulties frequently encountered by new businesses in general and the sports, media and entertainment businesses specifically.

Jaguar Will Need Additional Capital In Order To Develop Premier's Business.

         To date, Premier has primarily financed its operations through capital investments made by its founders. In addition, in April 2001, Premier borrowed $100,000 from The D.A.R. Group, Inc. The principal amount of the loan is repayable in sixty (60) days, after which time the principal amount of the loan will be repayable, together with interest thereon at the rate of 2% per month.

         Premier's expense levels are anticipated to be based entirely on its expectations of the future expenses and revenues of its operating subsidiaries. Premier may be unable to adjust spending to compensate for any unexpected delay in the development of its subsidiaries or commencement of their operations. Accordingly, any unexpected delay in the commencement and development of its subsidiaries will materially and adversely impact on Premier's business, operating results and financial condition.

         Premier expects to incur operating losses until it generates significant revenues from its projects and operations. As a result, Jaguar anticipates that it will be required to obtain additional capital through the sale of additional equity or debt securities or seek other forms of financing. There can be no assurance that Jaguar will be able to obtain such additional financing on terms and conditions acceptable to Jaguar or at all. If Jaguar is unable to obtain additional financing when needed, it will likely be necessary to curtail Premier's planned operations. Furthermore, any additional equity or convertible debt financing may involve substantial dilution to Jaguar's then-existing shareholders.

Premier's Operations May Be Adversely Affected By Government Regulation.

         Laws and regulations directly applicable to the sports and entertainment industry, Internet communications, commerce and advertising are becoming prevalent. The United States Congress has enacted Internet laws regarding children's privacy, copyright and taxation. Such legislation could dampen the growth in use of the Internet generally and decrease the acceptance

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

of the Internet as a communications, commercial and advertising medium. The laws governing the Internet, however, remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, libel and taxation apply to the Internet and Internet advertising.

         The growth and development of the market for internet commerce may prompt calls for more stringent consumer protections laws, both in the United States and abroad, that may impose additional burdens on companies conducting business over the internet.

Jaguar and Premier Depend Upon Key Personnel And May Need Additional Personnel

         The success of Jaguar and Premier depend upon the continuing services of John Halle, CNB Sports and Entertainment, Inc.'s Chief Executive Officer and Gregory Ricca, Jaguar's Chief Operating Officer. The loss of Mr. Halle or Mr. Ricca could have a material and adverse effect on Jaguar's business operations. Jaguar intends to obtain key man insurance on Mr. Halle but no assurance can be given that such insurance will be obtainable at prices that Jaguar can afford or at all. Jaguar's and Premier's success also depends on their ability to attract and retain qualified sales, marketing, and management personnel for their operations. Jaguar believes that the sports media and entertainment employment markets are highly competitive. No assurance can be given that Jaguar will be successful in attracting and retaining key personnel for its business operations. Jaguar's inability to attract and retain key personnel may materially and adversely affect its business operations.

Jaguar Has Paid No Dividends On Its Common Stock

         Jaguar has paid no cash dividends on its Common Stock in the past and it does not intend to pay any dividends on its Common Stock in the foreseeable future. Jaguar's Board of Directors is empowered to declare dividends, if any, to holders of the common stock, based on the Jaguar's earnings, capital requirements, financial condition, and other relevant factors. While it is anticipated that Jaguar will reinvest the profits from its operations, if any, into its business, there is no assurance that Jaguar will ever pay dividends to holders of its common stock.

Explosion Depends Upon Its Athletes And Entertainers.

         Because Explosion's revenues are expected to be derived in part from a specified percentage of the income generated by Explosion's clients and events, both the amount of Explosion's revenues and the likelihood that Explosion will receive revenues is dependent upon the professional success of its athletes, entertainers, and the continued popularity of professional sports and the entertainment industry. The income levels of Explosion's potential clients, and therefore the revenues of Explosion, may be subject to wide fluctuations, in most cases due to circumstances beyond the control of Explosion.

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

The Multimedia Entertainment Business Is Speculative In Nature.

         Profits, if any, from the businesses in which Jaguar, through Premier, is currently engaged, or plans to engage in, are dependent on widespread public acceptance of, and interest in, each creative project undertaken by its various segments. Audience appeal depends upon factors that cannot be ascertained reliably in advance and over which Premier may have no control, including, among other things, unpredictable critical review, positioning in the market and changeable public tastes. Due to factors such as the unpredictability of audience appeal, many of Premier's projects may fail to generate sufficient revenues to recover their costs of acquisition, development, production and distribution. All revenue and cash flow, if any, will be dependent upon the success of Jaguar's existing and contemplated sports, media and entertainment operations.

Jaguar May Have Lower Revenues If It Is Unable To Secure Appropriate Artists, Events And Venues.

         As a participant in the sports, media and entertainment industry, Jaguar's ability to generate revenues is highly sensitive to public tastes, which are unpredictable. A change in public tastes, an increase in competition or a lack of performer or event availability could damage Explosion's business, financial condition and results of operations. Similarly, Explosion's and CNBE's ability to generate revenues from live entertainment events may be limited if other competitive forms of entertainment are available. Since Explosion relies on unrelated parties to create and perform live entertainment content, any lack of availability of popular athletes, boxing venues, boxing trainers, broadcast personalities, and other performers could limit Explosion's ability to generate revenues.

         Explosion requires access to venues to generate revenues from entertainment events. Explosion's long-term success will depend in part on its ability to obtain these agreements on terms acceptable to us, and on our ability to renew these agreements when they expire or end. Explosion may be unable to obtain and/or renew these agreements on acceptable terms or at all, and Explosion may be unable to obtain favorable agreements with new venues.

Explosion Needs Additional Agents and Clients

         The success of Explosion will be dependent upon the ability of Explosion to attract and develop promising new boxing talent and to expand its boxing, media, and corporate sponsorship operations so as to represent both a substantially greater number of athletes and a larger percentage of athletes with significantly greater earning and marketing potential. Explosion's boxing business currently depends, in large part, on the success of its fighters, which include Eric Harding. Boxers Dorian Beaupierre, David Jackson and Michael Brittingham are currently renegotiating their contracts with Premier. The athletic careers of professional fighters tend to be short and Explosion must continuously look to augment its stable of fighters to increase revenues from boxing. In addition, Explosion anticipates that in order to attract an adequate number and caliber of professional athletes, it will need to enter into employment or consulting agreements with registered agents who have existing representation agreements with professional athletes and who have experience negotiating such agreements. There can be no assurance that Explosion will be able to attract the quantity or caliber of agents and/or professional athletes necessary to achieve and sustain profitable operations. In addition, there can be no assurance that professional athletes who are currently, or who may in the future be, under management or representation contracts with Explosion, will continue to engage in professional sports through the term of their contracts or will renew such contracts upon their expiration. Explosion will need to incur significant promotional, marketing, travel and entertainment expenses in the recruitment of professional athletes without any guarantee that the targeted athletes will enter into representation agreements with Explosion.

Explosion May Need More Experienced Personnel

         The management of Explosion, on the whole, has less experience in operating a sports, media and entertainment company than many of its competitors, and the success of the business will depend in large part on its ability to establish Explosion as an effective sports, media and entertainment company. If Explosion is unable to achieve its goals with it current personnel it may need to seek additional employees with more substantial experience.

Intense Competition Could Adversely Impact Jaguar's Business.

         Jaguar currently competes or plans to compete in the areas of television broadcasting, boxing promotion, athletic clubs and gyms, motion picture production, publishing, corporate sponsorship, concerts and other events with other companies. Many of its competitors have substantially larger financial and other resources than Jaguar. From time to time, there may be competition for, and shortage of, broadcasting talent, athletes, and qualified production personnel. Jaguar may therefore not be able to attract the best available talent required to develop Jaguar's businesses. This competition and these shortages could lead to an increase in costs that could adversely affect Jaguar by increasing losses or reducing profits. All of these factors could lead to Jaguar incurring higher costs and receiving lower revenues so that Jaguar's losses increase.

         In addition, Jaguar's clients face intense competition in achieving success and recognition in their respective sports. There can be no assurance that any of Jaguar's clients will achieve or sustain success or realize the financial rewards thereof.

CNBE Does Not Have Binding Contracts With Cast, Screenwriter(s) Or The Director Of Its Contemplated Projects.

         CNBE will derive substantially all of its income from the distribution of its contemplated motion pictures. The success of the motion pictures will be dependent on the participation of actors and actresses to perform in the motion pictures. The failure of CNBE to retain the services of actors and actresses to perform in the motion pictures may have an adverse effect on the success of the motion pictures. The success of the contemplated motion pictures will also be dependent upon the ability to create a screenplay, hire a director and distribute the motion pictures, none of which is yet in place or under contract. There can be no assurance that CNBE will be able to retain any principal cast, director or screenwriter with significant name recognition or appeal to help attract financing or audiences for the motion pictures.

The Success Of The Motion Picture Cannot Be Estimated In Advance.

         The success of the motion pictures distributed by CNBE will be dependent on numerous unpredictable and subjective factors, including the quality and acceptance of other competing films released into the market at or near the same time, the availability of alternative forms or entertainment and leisure time activities, general economic conditions and other tangible and intangible factors, all of which can change and cannot be predicted with certainty. Accordingly, CNBE's income may fluctuate significantly or fail to materialize. Even if the motion pictures have artistic or critical success, there can still be no assurance that they will obtain distribution, substantial gross revenues or any profits for its producer or investors.

         Further, the domestic theatrical success of a motion picture is generally a key factor in generating revenue from other distribution channels. Accordingly, it is not possible to predict accurately the success of any film or group of films prior to release. There may also be an adverse effect on revenues from domestic home video sales and rentals of the motion pictures due to the increase in revenue sharing arrangements between home video distributors and retailers and the increased number of units of major studio films available for rental. CNBE's motion picture development activities require the initial expenditure of significant funds, while revenues relating to the motion pictures typically are not generated for some period after such expenditure and may be received over an extended period of time. In addition, the timing of CNBE's receipt of revenues depends on a number of factors, including the release dates of the motion pictures. Revenue from the theatrical distribution of the motion pictures may vary significantly based on the season in which they are released.

Delays In Completion Or Release Of The Motion Pictures May Adversely Affect Their Success.

         The decision to release a particular film on a particular date is based on many factors and, accordingly, a projected release date for a motion picture may be changed upon the assessment of such factors. There can be no assurance that any motion picture will be completed or that completion will occur in accordance with the anticipated schedule or budget. The release of a motion picture may occur at a less favorable time due to delays in acquisition of financing, production and negotiation of favorable contract terms with theatrical distributors which may impair the ability of CNBE to obtain the release dates, number or quality of screens or length of theatrical runs that it desires to obtain in connection with the release of a motion picture.

CNBE And The Motion Pictures Face Intense Competition From Other Motion Pictures, Entertainment And Leisure Activities.

         Motion picture production and distribution are highly competitive businesses. CNBE faces competition from companies within the motion picture industry and alternative forms of leisure activities. CNBE competes with major studios, independent production companies, and others for the acquisition of artistic properties, the services of creative and technical personnel, exhibition outlets, and interest in its products from the public and the limited number of effective distributors in each territory. Many of CNBE's competitors, particularly major studios, have greater financial, technical, marketing and other resources than CNBE, longer operating histories, broader name recognition and better relationships with exhibitors and distributors. Other independent production and/or distribution companies may have less overhead than CNBE. Due to their greater resources, many companies may be able to enter into more favorable distribution agreements, with greater promotion, than CNBE. The motion pictures will have to compete with the films produced or distributed by such companies for exhibition on a limited number of screens generally available to independent pictures. No assurance can be given that CNBE will successfully compete with existing or future competitors or that its pictures, if completed, will be distributed or will generate any revenue whatsoever.

         As major studios drive to consolidate film production and distribution in the U.S. and other markets, competition with the major film studios may become even more difficult. Most of the major studios are part of large diversified corporate groups with a variety of other operations, including television networks and cable channels which can provide both means of distributing their products and stable sources of earnings and cash flows that offset fluctuations in the financial performance of their motion picture operations. The number of motion pictures released by CNBE's competitors and CNBE's share of gross box office admissions may make it more difficult for CNBE's films to succeed.

         In addition, television networks are now producing more programs internally and thus may reduce such networks' demand for programming from other parties. Accordingly, it is difficult to predict the revenues, commercial success or profitability from any film, or group of films, prior to release.

The Motion Pictures May Not Be Successfully Distributed.

         In order to sell distribution rights for the motion pictures, the producer or its sales representative must convince distributors to undertake distribution of the motion pictures in various territories, preferably on favorable terms that may result in significant commissions and possibly net revenues to the sales representative and producer. However, there can be no assurance that any distribution deals will be made for the motion pictures.

         Even if the motion pictures are completed and CNBE obtains distribution agreements, there can be no guarantee that such distribution will succeed commercially in the highly competitive and uncertain motion picture market. If the pictures are distributed, there can be no guarantee that they will generate any revenues in excess of advances and costs. Although CNBE may receive at least a portion of its financing in advance of theatrical release, there can be no assurance that it will receive any shares of net profits from the motion pictures, even if it is successful critically or artistically.

The Success Of The Motion Pictures Is Dependent Upon Audience Acceptance, Which Cannot Be Predicted.

         The motion pictures, if completed, will each be a distinct artistic work. Their commercial success will be primarily determined by audience reaction and the appeal of their stories, characters, style and contents to audiences, all of which are unpredictable. Such success depends on several factors, including the quality of the motion pictures, their correspondence with trends, their appeal to niche or broader audiences, the quality and acceptance of competing films released into the marketplace at or near the same time, critical reviews, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and social trends and other tangible and intangible factors, all of which can change and none of which can be predicted with any certainty. In addition, motion picture attendance is seasonal, with the greatest occurring during the summer and holidays. The release of any picture during a period of relatively low turnout would be likely to affect the film's box office receipts adversely. Further, due to a trend toward release of large numbers of films in recent years by studios and independent distributors, there is a risk that the motion pictures may be affected by saturation or oversupply in the market. As a consequence of any and all of the foregoing factors, there is a very high risk that the motion pictures will not be commercially successful, even if they are well received critically, with the result that shares of profits in excess of initial, advance commissions will not be realized by CNBE or investors.

The Success Of The Motion Pictures Is Subject To Numerous Motion Picture Industry Risks.

         The production, completion, release, distribution and success of the motion pictures is subject to a host of uncertainties, including budget and financing requirements, audience response, the availability and performance of actors, directors, writers and creative, production and business personnel, the release of competitive films, the abilities of the producer and other personnel associated with the motion pictures and numerous other variables, all of which may affect, reduce or prevent the financial success of the motion pictures and any financial returns based on net profit participation in their revenues. There can be no assurance as to the economic success of the motion pictures.

         Any revenue CNBE may receive will be derived from the sale, licensing, distribution and exploitation of the motion pictures. CNBE's ability to generate revenues is subject to many of the risks generally associated with motion pictures. In addition, the motion picture business is highly volatile. It is subject to great uncertainties and fluctuations in the availability and success of film projects and in the generation of revenues.

         The ability of CNBE to achieve any revenues and net proceeds from the motion pictures will depend on CNBE's success in obtaining effective distribution of the motion pictures, which cannot be predicted or assured. Since CNBE does not have and will not raise sufficient funds to distribute and promote the motion pictures itself, CNBE will have to negotiate with one or more third parties either to distribute and promote the motion pictures or to finance such distribution and the potentially substantial costs of advertising and making prints. The willingness of any parties to distribute the motion pictures will be dependent on their assessment of critical success and audience response to the motion pictures, which are both unpredictable and subject to change. Distributors cannot be guaranteed that the motion pictures will generate large enough theatrical audiences and revenue from other media to become profitable. The ability of CNBE to achieve any revenues and net proceeds from the motion pictures will depend on success in obtaining effective distribution of the motion pictures, which cannot be predicted or assured.

         In addition to potential cash payments from distributors in the form of rentals, minimum guarantees or advances of production costs, CNBE may be able to obtain a participation in "overages" or "net proceeds" from distribution of the motion pictures in territories granted to such distributors. Such shares of profits would be payable to CNBE only after the distributor recoups any guarantees and advances and deducts its fees and claimed expenses. Only a small minority of all independent feature films ever generates any overages or net receipts in excess of such amounts deducted by the distributor. As a consequence, any net profit participations negotiated by CNBE are unlikely to result in any significant revenues to CNBE.

         Ultimately, the revenues derived from the motion pictures will depend primarily on their acceptance by the public, which cannot be predicted and which does not necessarily bear any direct correlation to the production or distribution costs incurred in connection with the motion pictures. The commercial success of the motion pictures will also vary with promotion and marketing, quality, the timing and extent of release in theaters, television and video, competing films, general economic conditions and numerous other factors. A lack of success or favorable conditions in any of these matters may reduce or preclude net revenue participations to CNBE.

Production Of The Motion Pictures Is Subject To Production Problems And Cost Overruns Which May Prevent Completion Of The Motion Pictures.

         The process of producing a feature film is time consuming, complex and expensive. A high degree of planning and organization and budget control is essential to controlling the costs of production and the ability of the producer to complete the picture with the funds and time available. Many factors may arise that lead to substantial overruns in excess of the budgeted costs of the motion pictures. Delays occasioned by illness, accidents, strikes, faulty equipment, weather or other causes may cause costly production overruns or even result in the abandonment of completion of the motion pictures. Delays in delivery of the motion pictures to distributors may cause substantial problems with such entities and may postpone the receipt of sales commissions and reimbursement of expenses that are payable following delivery. There is a significant risk that the motion pictures may not reach principal photography and may not be finished.

The Success Of The Motion Pictures Will Depend, In Part, On The Efforts Of The Motion Picture's Distributors.

         If CNBE is able to enter into contracts for distribution of the motion pictures, the success of the release and any revenues generated will be largely dependent on the decisions and efforts made by the distributors in different territories, including the number of cinema screens booked, advertising and promotion and the distributors' timing and strategy for release. CNBE is not likely to have full control over these actions by any distributor, which will have a substantial effect on any revenue participation and potential profits that may be anticipated by CNBE. If any distributor devotes more attention and effort to other films that it may be distributing than it does to the motion pictures, the financial success of the motion pictures may be adversely affected.

The Producer May Incur Additional Problems And Expenses In The Collection Of Proceeds Generated By The Motion Pictures.

         A significant portion of the rental revenues that CNBE negotiates for the motion pictures will be paid upon delivery to the distributors for various territories. However, parts of the minimum "price" agreed to be paid by distributors to acquire distribution rights may be payable in installments after delivery of the physical print of the motion pictures. Shares of any "overages" that accrue in a territory, after repayment of the minimum advance and retention of distribution fees and expenses by the distributor, will only be paid to the film producer following release of the motion pictures. A producer may face a substantial burden in pursuing collection of proceeds from the motion pictures. There is a risk that the producer may not be able to prove the amount of revenues generated by the motion pictures in a territory and may not be able to collect the revenues due to it from distributors. In some cases, the producer of a motion picture may be forced to pursue an audit of receipts or litigation in order to collect revenues claimed from distributors.

If The Motion Pictures Fail To Generate The Revenues Anticipated By The Producer, The Distributors May Seek Additional Payments From The Producer.

         In order to arrange production financing for a motion picture, a producer will seek to obtain "minimum guarantees" and advances from distributors prior to delivery of the finished prints of the motion picture. Such guaranteed advances can sometimes be procured based on a reputable sales representative's estimates of revenues that are likely to be derived from the motion picture in particular territories. In light of the extraordinary uncertainty of commercial success of motion pictures, the sales estimates and advance payments or guarantees obtained by CNBE may prove to be too high in relation to the eventual receipts generated by the pictures.

         If substantial losses are incurred by distributors due to the failure of the motion pictures to generate enough revenues in their territories to recoup guaranteed advances, the distributors may seek to renegotiate subsequent payments owed under their distribution agreements. In addition, the distributors may seek to negotiate off-setting arrangements involving revenues from other films sold by the producer to the distributors.

The Motion Pictures Will Be Subject To Exhibition, Distribution, Sales And Production Charges That Are Beyond The Control Of CNBE, Which May Reduce, Or Eliminate Any Profits.

         Even if the motion pictures are critically and artistically successful and generate substantial gross revenues, there can be no assurance that CNBE will receive any net "overages" in excess of advance commissions paid to finance development and production of the motion pictures or that any share of profits from the motion pictures will accrue. Exhibitors of the motion pictures are likely to keep 50% to 60% of any gross theatrical receipts, while a foreign distributor may retain 15% to 40% of gross receipts as a distribution fee. In addition, under certain distribution arrangements, a distributor may deduct from gross revenues further amounts accounted for as fees, expenses, overhead and substantial print and advertising costs, as well as interest imputed on advances or guarantees paid by the distributor. The amounts of such additional deductions from gross revenues will in all probability not be controlled by CNBE. Sales agents for the motion pictures will also demand substantial commissions which will be payable out of revenues. All of the foregoing will be deducted from the motion pictures' revenues before CNBE's producer share is determined. Once the producer's share of net profits is determined, the producer will be responsible for paying its costs of production and profit participations that may have been granted to directors, actors, writers or others who worked on the motion picture project. Even before such deductions from net receipts, stars and directors with sufficient bargaining power may obtain shares of contractually defined "gross" receipts of the picture, which will be deducted from revenues before the producer's share is determined. Unless the motion pictures are an extraordinary box office success, the likelihood of significant net revenues is small.

The Motion Pictures May Not Be Distributed In All Media Outlets.

         To maximize the potential for revenues, distribution of a motion picture is generally sought in a number of media: (a) theatrical exhibition, (b) home video, (c) presentation on television, including pay-per-view, basic cable, network or "free" television and syndication, (d) other non-theatrical exhibition, including airlines, hotels and armed forces facilities and (c) marketing of other rights in the motion picture, which may include merchandising of soundtrack recordings or products derived from characters in the film. There can be no assurance that the motion pictures will be exploited through all of these outlets or will derive substantial revenue from any of them.

The Loss Of Original Motion Picture Footage Prior To Exhibition Of The Motion Pictures May Reduce The Proceeds Paid To CNBE.

         There is a risk that all or a portion of original footage shot for the motion pictures may be damaged, stolen or lost during or prior to the time of final making of prints for exhibition. It may be too costly or impossible to re-shoot damaged or lost portions of a film. Other casualties or accidents affecting CNBE's pictures may also occur. Although insurance against these hazards may be obtained, there can be no assurance that any such policy will be available at affordable rates or that the proceeds from insurance, if obtained, will be sufficient to cover any losses. If such a loss occurs, it may prevent CNBE's receipt of deferred installments of revenues payable after delivery of the motion pictures and any share of "overages" that might have been paid to CNBE if the motion pictures succeeded in distribution.

Increasing Costs May Make The Motion Pictures Unprofitable.

         While box office receipts have been relatively stable, the costs of producing films, making prints required for exhibition, and the advertising necessary to promote and market films continue to increase substantially. Costs associated with creative and artistic personnel have also increased in certain instances. The combination of these factors has caused the proportion of unprofitable films in the industry to increase. In the event that a film is distributed in foreign countries, some or all of the revenue derived from such distribution may be subject to currency controls and other restrictions which would restrict the available funds.

New Technology May Adversely Affect The Success Or Amount Of Proceeds Received By CNBE.

         The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Due to this rapid growth of technology, shifting consumer tastes and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of the motion pictures. Several major companies have announced that they are developing or have developed other technologies, including video-server and compression technologies, which will provide movies "on demand" directly to consumer homes over cable television lines, telephone lines or satellite transmission. If these or other new technologies are introduced on a wide scale basis, CNBE's home video revenues and overall business could be significantly impacted and CNBE might be required to develop and implement new operating strategies and distribution capabilities in order for its business to remain viable.

Lack Of Experience Of Current Management of PPG In Publication Of A Magazine.

         Management of PPG does not have any prior experience in the publication of magazines. Management will be largely dependent on employees and consultants to render advice on developing, designing, producing and marketing magazines. The lack of experience in developing, designing, producing and marketing magazines could adversely affect PPG. Although PPG anticipates entering into agreements with certain consultants, no assurance can be given that these consultants will be able to successfully develop, design, produce, market and distribute PPG 's magazine.

Competition In The Publishing Industry

         With respect to the PPG's proposed publications, PPG believes that the main competition it will face for its target audience will come from other companies that are engaged in the sale of sports and entertainment memorabilia, as well as from companies engaged in the collectibles industry. In addition, and to a lesser extent, PPG may compete with other sports and sports-related magazine titles published currently, and other electronic or entertainment media such as television, newspapers and the internet. PPG will also face intense competition for the engagement of sports and entertainment celebrities. PPG's competitors may have greater financial and other resources than PPG.

Uncertainty Of PPG Attaining Profitability.

         PPG expects to incur significant operating losses for the foreseeable future as it develops, designs, produces, markets and distributes its contemplated publications. There can be no assurance that PPG will ever achieve profitability.

Purchasers of Jaguar's securities may be adversely effected by the Penny Stock Regulations.

         Jaguar's common stock is currently traded on the OTC Electronic Bulletin Board. Unless and until Jaguar's common stock is quoted on the Nasdaq System or on a national securities exchange and if and so long as the common stock trades below $5.00 par share, the common stock would come within the definition of a "penny stock" as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") and be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to sale. In addition, prior to effecting any penny stock transaction, the broker-dealer must provide a customer with a document that discloses the risks of investing in the penny stock market, including a description of the broker-dealer's duties to the customer and the rights and remedies available to the customer, explain the nature of "bid" and "ask" prices in the penny stock market, supply a toll-free telephone number to provide information on disciplinary histories and describe all significant terms used in such disclosure document. Consequently, Rule 15g-9, if it becomes applicable, would affect the willingness of broker-dealers to sell the Jaguar's securities and therefore would affect the ability of purchaser of the Jaguar's securities to sell their securities in the secondary market.

The availability of shares eligible for future sale may have an adverse effect on the market price of Jaguar's securities.

         Sales of substantial amounts of Jaguar's common stock in the public market or the prospect of such sales could materially and adversely effect the market price of Jaguar's common stock. Prior to the completion of the share exchange between Jaguar and the shareholders of Premier and the related transactions, there were 11,410,000 shares of Jaguar common stock outstanding. Of such amount, approximately 310,000 shares were immediately eligible for sale in the public market without restriction or were restricted securities eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. Upon completion of the share exchange and related transactions, an additional 1,000,000 shares of Jaguar common stock will be eligible for sale in the public market without restriction pursuant to the provisions of Rule 144.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year including affiliates of Jaguar, wold be entitled to sell in brokers' transactions or to market makers within any three-month period a number of Restricted Shares that does not exceed the greater of 1% of the then outstanding Jaguar Common Stock or the average weekly trading volume in the principal market on which such securities trade during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about Jaguar. A person who is not an affiliate of Jaguar at any time during the 90 days preceding a sale, and who has beneficially owned Restricted Shares for at least two years is currently entitled to sell such Restricted Shares without any of the restrictions above-mentioned. However, Restricted Shares held by affiliates must continue, after the two-year holding period to be sold in a brokers' transaction or to market makers subject to the volume, manner of sale, notice and availability of public information limitations described above. The above is a summary of Rule 144 and is not intended to be a complete description.

         In addition, immediately following the share exchange with the shareholders of Premier, Jaguar entered into registration rights agreements (the "Registration Rights Agreements") with each of Amerman, Smoke Rise, G-P and Alder (the "Holders"). The Registration Rights Agreements grant each of the Holders, under certain circumstances, the right to demand registration of all or a portion of their shares on or after March 18, 2002. There can be no assurance that any or all of the Holders will exercise or refrain from exercising such right.

The limited public market for Jaguar's securities may result in illiquidity for purchaser's of Jaguar's securities and volatility in the price of such securities.

         Jaguar's outstanding shares of common stock are currently traded to a very limited extent on the OTC Bulletin Board. Factors such as announcements by Jaguar or its competitors concerning technological innovations, new products or procedures, proposed government regulations and developments, interruptions in Internet service or disputes relating to patents or proprietary rights may have a significant effect on the market price of Jaguar's securities. Changes in the market price of Jaguar's common stock may bear no relation to Jaguar's actual operational or financial results. There is no assurance than an active trading market for Jaguar's common stock will be established or maintained. As a result, purchaser's of Jaguar's securities could find it difficult to sell their securities.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) and (b) Financial Statements and Pro Forma Financial Information
                     --------------------------------------------------------

                  The financial statements and pro forma financial information required to be filed with this Report will be filed by registrant no later than 60 days after the date of this Report.

         (c)      Exhibits.
                  --------

         Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number            Description
------            -----------

10.1 Agreement and Plan of Share Exchange, dated as of September 24, 2001, by and among Jaguar Enterprises, Inc., Premier Sports Media and Entertainment Group, Inc. and certain shareholders of Premier Sports Media and Entertainment Group, Inc. (omitting all schedules and exhibits.*)

10.2 Amendment No. 1 to Agreement and Plan of Share Exchange, dated as of November 8, 2001, by and among Jaguar Enterprises, Inc., Premier Sports Media and Entertainment Group, Inc. and certain shareholders of Premier Sports Media and Entertainment Group, Inc.

10.3 Amendment No. 2 to Agreement and Plan of Share Exchange, dated as of November 9, 2001, by and among Jaguar Enterprises, Inc., Premier Sports Media and Entertainment Group, Inc. and certain shareholders of Premier Sports Media and Entertainment Group, Inc.

10.4 Form of Registration Rights Agreement, dated as of December 21, 2001, by and between Jaguar Enterprises, Inc. and certain shareholders of Jaguar Enterprises, Inc.

10.5 Consulting Agreement, dated as of May 1, 2001, by and between Premier Sports Media and Entertainment Group, Inc. and Lori Musumeci and/or Assigns.

10.6 Consulting Agreement, dated as of June 1, 2001, by and between Explosion Promotions, Inc., a wholly owned subsidiary of Premier Sports Media and Entertainment Group, Inc., and Edward Troiano.

10.7 Promotional Agreement , dated as of July 26, 1999, by and among Explosion Promotions, Inc., Eric Harding and Lorenzo de Clemente. **

---------------

* The Registrant shall furnish all omitted and schedules and exhibits to the Agreement and Plan of share Exchange, dated as of September 24, 2001, by and among Jaguar Enterprises, Inc., Premier Sports Medial Group, Inc. and the shareholders thereof, upon request of the Securities and Exchange Commission.
**       To be filed by amendment.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       JAGUAR INVESTMENTS, INC.



                                       By: /s/ GREGORY RICCA
                                           -------------------------
                                           Name:  Gregory Ricca
                                           Title: President




Dated: January 3, 2001



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